Exhibit 99.(d).6

John Hancock MUNICIPAL SECURITIES Trust

on behalf of John Hancock Short Duration Municipal Opportunities Fund

AMENDMENT TO SUB-ADVISORY AGREEMENT

AMENDMENT made as of the 24th day of March, 2022 to the Sub-Advisory Agreement dated December 31, 2005, as amended (the “Agreement”), among John Hancock Investment Management LLC, a Delaware limited liability company, Manulife Investment Management (US) LLC, a Delaware limited liability company, and each of the investment companies that is a signatory to the Agreement, including John Hancock Bond Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	SECTION 3 - COMPENSATION OF SUB-ADVISER AND APPENDIX A

Appendix A of the Agreement, which relates to Section 3 of the Agreement, “COMPENSATION OF SUB-ADVISER,” is hereby amended to reflect the following fee schedule for John Hancock Short Duration Municipal Opportunities Fund, a series of John Hancock Municipal Securities Trust:

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

Portfolio	First $500 Million of Daily Net Assets	Next $400 Million of Daily Net Assets	Excess over $500 Million of Daily Net Assets
John Hancock Short Duration Municipal Opportunities Fund	XXX%	XXX%	XXX%

2.	EXECUTION

This Agreement and any amendments hereto and any notices or other communications hereunder that are required to be in writing may be in electronic form (including without limitation by facsimile and, in the case of notices and other communications, email) and may be executed by means of electronic signatures.

3.	EFFECTIVE DATE

This Amendment shall become effective as of March 24, 2022, following approval of the Amendment by the Board of Trustees of the Trust.

4.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

5.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

MANULIFE INVESTMENT MANAGEMENT (US) LLC

By:	/s/ Diane Landers
Name:	Diane Landers
Title:	Vice President, COO

JOHN HANCOCK MUNICIPAL SECURITIES TRUST,
on behalf of John Hancock Short Duration Municipal Opportunities Fund

By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President
2